Exhibit 10.1

EXECUTION VERSION

NINTH AMENDMENT TO FINANCING AGREEMENT

THIS NINTH AMENDMENT TO FINANCING AGREEMENT (this “Amendment”), dated as of February 27, 2007 by and among EAGLE FAMILY FOODS HOLDINGS, INC., a Delaware corporation (the “Parent”), EAGLE FAMILY FOODS, INC., a Delaware corporation (the “Borrower”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with the Parent, each a “Guarantor” and collectively, the “Guarantors”), the financial institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), FORTRESS CREDIT OPPORTUNITIES I LP, a Delaware limited partnership (“Fortress”), as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), and WACHOVIA BANK, NATIONAL ASSOCIATION formerly known as Congress Financial Corporation (Central) (“Wachovia”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the Lenders and the Agents are parties to a Financing Agreement, dated as of March 23, 2004 (as amended, modified or supplemented from time to time, the “Financing Agreement”), pursuant to which the Lenders have extended credit to the Borrower consisting of a (a) Revolving A Credit Commitment in an aggregate principal amount not to exceed $35,000,000 outstanding at any time, and (b) Revolving B Credit Commitment in an aggregate principal amount not to exceed $53,000,000 outstanding at any time (subject to certain temporary increases as set forth therein); and

WHEREAS, the Borrower has requested and the Lenders and Agents have agreed to amend the Financing Agreement to, among other things, (i) increase the Revolving B Credit Commitment to $60,000,000, and (ii) to amend certain financial covenants as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms used in this Amendment and not otherwise defined shall have their respective meanings set forth in the Financing Agreement.

2. Amendments to Financing Agreement.

(a) Financial Covenants. Clauses (a), (b) and (c) of Section 7.03 are hereby amended by deleting the ratios and minimum Consolidated Trailing EBITDA numbers contained therein and replacing them with the following:

(a) in the case of the Senior Leverage Ratio,

Fiscal Month End	Senior Leverage Ratio
February 2007	3.15
March 2007	3.48
April 2007	3.78
May 2007	3.93
June 2007	3.76
July 2007	3.79
August 2007	3.95
September 2007	4.37
October 2007	4.16
November 2007	3.65
December 2007	2.59

(b) in the case of the Fixed Charge Coverage Ratio:

Fiscal Month End	Fixed Charge Coverage Ratio
February 2007	0.83
March 2007	0.81
April 2007	0.79
May 2007	0.81
June 2007	0.90
July 2007	0.88
August 2007	0.86
September 2007	0.86
October 2007	0.85
November 2007	0.83
December 2007	0.83

(c) in the case of Consolidated Trailing EBITDA:

Fiscal Month End	Consolidated EBITDA
February 2007	$20,998,000
March 2007	$20,531,000
April 2007	$20,292,000
May 2007	$20,614,000
June 2007	$22,126,000
July 2007	$22,021,000
August 2007	$21,953,000
September 2007	$21,850,000
October 2007	$21,701,000
November 2007	$21,175,000
December 2007	$21,082,000

(b) Lender’s Commitment Schedule. Schedule 1.01(A) of the Financing Agreement is hereby amended in its entirety to read as set forth on Annex I hereto.

3. Conditions to Effectiveness. This Amendment shall become effective on the later of (i) the date hereof and (ii) satisfaction in full, in a manner satisfactory to the Collateral Agent, of the following conditions precedent (other than the conditions set forth in clause (b)) (such date, the “Amendment Effective Date”):

(a) Delivery of Documents. The Collateral Agent shall have received on or before the Amendment Effective Date,

(i) counterparts to this Amendment signed by each of the Loan Parties, the Lenders and the Agents, and, unless indicated otherwise, dated the Amendment Effective Date in form and substance satisfactory to the Collateral Agent.

(ii) a copy of the resolutions of each Loan Party, certified as of the date hereof by an Authorized Officer thereof, authorizing the execution and delivery of this Amendment and the other documents to be executed and delivered by such Person in connection herewith and authorizing the transactions contemplated hereby and certified by the Secretary of each Loan Party;

(iii) a certificate of an Authorized Officer of each Borrower, certifying as to the matters set forth in clause (b) of this Section 3;

(iv) a certificate of the appropriate official(s) of the state of organization certifying as to the subsistence in good standing of each Loan Party in such jurisdiction;

(v) a certificate of an Authorized Officer of each Loan Party certifying that the charter and by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational documents delivered to the Collateral Agent pursuant to the Financing Agreement (or, in the case of Milnot Company, the Third Amendment to Financing Agreement, dated as of December 23, 2004) remain in full force and effect and have not been amended or modified since the Effective Date (or, in the case of Milnot Company, since the date such documents were delivered pursuant to the Third Amendment to Financing Agreement, dated as of December 23, 2004); and

(vi) such other agreements, instruments, approvals, opinions and other documents as the Collateral Agent may reasonably request.

(b) Representations and Warranties. The representations and warranties contained in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered on or on behalf of any Loan Party to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or prior to the Amendment Effective Date are true and correct in all material respects on and as of such date as though made on and as of such date (except that any representation and warranty expressly made as of a specific date shall be true and correct only as of such specific date), and no Default or Event of Default shall have occurred, assuming effectiveness of this Amendment, and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(c) Legal Matters. All legal matters incident to this Amendment shall be satisfactory to the Collateral Agent and its counsel.

(d) Payment of Expenses. The Borrower will pay on demand all reasonable fees, costs and expenses of the Collateral Agent in connection with the preparation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Collateral Agent.

(e) Amendment Fee. (i) The Borrower shall have paid to the Administrative Agent, for the benefit of the Revolving A Lenders, an amendment fee equal to $2,500, in immediately available funds, which shall be deemed fully earned on the Amendment Effective Date and which may, at the Administrative Agent’s discretion, be paid by the Administrative Agent charging such fee to the Borrowers’ Loan Account.

(ii) The Borrower shall have paid to the Administrative Agent, for the benefit of the Revolving B Lenders, an amendment fee equal to $150,000, in immediately available funds, which shall be deemed fully earned on the Amendment Effective Date and which may, at the Administrative Agent’s discretion, be paid by the Administrative Agent charging such fee to the Borrowers’ Loan Account.

4. Representations and Warranties. Each Loan Party that is a party to the Financing Agreement hereby represents and warrants to the Agents and the Lenders as follows:

(a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered on or on behalf of any Loan Party to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or prior to the Amendment Effective Date are true and correct in all material respects on and as of such date as though made on and as of such date (except that any representation and warranty made as of a specific date shall be true and correct only as of such specific date), and no Default or Event of Default has occurred and is continuing as of the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrower, to make the borrowings under the Financing Agreement, as amended hereby, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

(c) Authorization, Etc. The execution, delivery and performance by each Loan Party of this Amendment, the Financing Agreement, as amended hereby and each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any other Loan Document, any Material Contract or any other contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operation or any of its properties, which, in the case of this clause (iv), could reasonably be expected to have a Material Adverse Effect.

(d) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment, the Financing Agreement, as amended hereby or any Loan Document to which it is or will be a party except for such of the foregoing that will have been made or obtained on or before the Amendment Effective Date and filings necessary to perfect security interests under the Loan Documents.

(e) Enforceability of Loan Documents. This Amendment, the Financing Agreement, as amended hereby and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles relating to enforceability.

5. Continued Effectiveness of Financing Agreement. Each Loan Party hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Loan Document to “the Financing Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, or to grant to the Collateral Agent, a Lien on any collateral as security for the Obligations of the Borrower from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects. Except as expressly amended pursuant hereto and except for the amendments expressly contained herein, no other changes or modifications or waivers to the Financing Agreement is intended or implied, and in all other respects the Financing Agreement is hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.

6. Release. Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent, any Lender or the L/C Issuer (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent, each Lender and the L/C Issuer has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties and their Affiliates under the Financing Agreement and the other Loan Documents. Notwithstanding the foregoing, the Agents, the Lenders and the L/C Issuer wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents’, the Lenders’ and the L/C Issuer’s rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and the L/C Issuer and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, liquidated or unliquidated, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Amendment Effective Date arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent, any Lender or the L/C Issuer contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.

7. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) a Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e) This Amendment is not, and shall not be deemed to be, a waiver of, or a consent to any Event of Default, event with which the giving of notice or lapse of time or both may result in an Event of Default, or other noncompliance now existing or hereafter arising under the Financing Agreement and the other Loan Documents.

8. The Borrower will pay on demand all reasonable out-of-pocket costs and expenses of the Collateral Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees, disbursements and other charges of legal counsel to the Collateral Agent.

9. THE LOAN PARTIES, THE AGENTS AND THE LENDERS EACH HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE AGENTS OR THE LENDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

EAGLE FAMILY FOODS, INC.

By:	/s/ Michael P. Conti
Name:	Michael P. Conti
Title:	Vice-President Finance

GUARANTORS:

EAGLE FAMILY FOODS HOLDINGS, INC.

By:	/s/ Michael P. Conti
Name:	Michael P. Conti
Title:	Vice-President Finance

MILNOT COMPANY

By:	/s/ Michael P. Conti
Name:	Michael P. Conti
Title:	Vice-President Finance

COLLATERAL AGENT AND LENDER:

FORTRESS CREDIT OPPORTUNITIES I LP

By:	Fortress Credit Opportunities I GP LLC, its general partner

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	Chief Credit Officer

FORTRESS CREDIT FUNDING I LP

By:	Fortress Credit Funding I GP LLC, its general partner

By:	/s/ Constantine M. Dakolias
Name:	Constantine M. Dakolias
Title:	Chief Credit Officer

ADMINISTRATIVE AGENT AND LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION formerly known as Congress Financial Corporation (Central)

By:	/s/ Mark Gavolic
Name:	Mark Gavolic
Title:	Director

LENDERS:

ABLECO FINANCE LLC, on behalf of itself and its affiliate assigns

By:	/s/ Dan Wolf
Name:	Dan Wolf
Title:	Senior Vice-President

OAK HILL SECURITIES FUND, L.P.

By:	Oak Hill Securities GenPar, L.P. its General Partner

By:	Oak Hill Securities MGP, Inc., its General Partner

By:	/s/ Scott Kruse
Name:	Scott Kruse
Title:	Authorized Person

OAK HILL SECURITIES FUND II, L.P.

By:	Oak Hill Securities GenPar II, L.P. its General Partner

By:	Oak Hill Securities MGP II, Inc., its General Partner

By:	/s/ Scott Kruse
Name:	Scott Kruse
Title:	Authorized Person

OAK HILL CREDIT ALPHA FUND, LP

By:	Oak Hill Credit Alpha GenPar, L.P., Its General Partner

By:	Oak Hill Credit Alpha MGP, LLC, Its General Partner

By:	/s/ Scott Kruse
Name:	Scott Kruse
Title:	Authorized Person

OAK HILL CREDIT ALPHA FUND (OFFSHORE), LTD.

By:	/s/ Scott Kruse
Name:	Scott Kruse
Title:	Authorized Person

OAK HILL CREDIT ALPHA FINANCE I (OFFSHORE), LTD.

By:	/s/ Scott Kruse
Name:	Scott Kruse
Title:	Authorized Person

OAK HILL CREDIT ALPHA FINANCE I, LLC

By:	Oak Hill Credit Alpha Fund, L.P. Its Member

By:	Oak Hill Credit Alpha Gen Par, L.P. Its General Partner

By:	Oak Hill Credit Alpha MGP, LLC, Its General Partner

By:	/s/ Scott Kruse
Name:	Scott Kruse
Title:	Authorized Person

OAK HILL CREDIT OPPORTUNITIES FINANCING, LTD.

By:	/s/ Scott Kruse
Name:	Scott Kruse
Title:	Authorized Person

ANNEX I

SCHEDULE 1.01(A) – LENDERS AND LENDERS’ COMMITMENTS

Revolving A Credit Commitments

Lender	Revolving A Credit Commitment	Percentage of Revolving A Credit Commitment
Wachovia Bank, National Association formerly known as Congress Financial Corporation (Central)	$35,000,000	100%
Total	$35,000,000	100%

Revolving B Credit Commitments

Lender	Revolving B Credit Commitment	Percentage of Revolving B Credit Commitment
Fortress Credit Opportunities I LP (together with its affiliate assigns)	$24,545,454.12	40.90909019640%
Ableco Finance LLC (together with its affiliate assigns)	$24,545,454.12	40.90909019640%
Oak Hill Securities Fund, L.P.	$1,275,432.54	2.12572090606%
Oak Hill Securities Fund II, L.P.	$2,967,925.06	4.94654177452%
Oak Hill Credit Alpha Fund	$403,636.36	0.67272726428%
Oak Hill Credit Alpha Fund (Offshore), Ltd.	$687,272.72	1.14545452852%
Oak Hill Credit Opportunities Financing, Ltd.	$2,272,876.18	3.78812696298%
Oak Hill Credit Alpha Finance I, LLC	$877,963.80	1.46327300028%
Oak Hill Credit Alpha Finance I (Offshore), Ltd.	$2,423,985.10	4.03997517057%

TOTAL	$60,000,000	100%